Exhibit 99.1

                 Anaren Increases Stock Buy Back Authorization

    SYRACUSE, N.Y., Aug. 11 /PRNewswire-FirstCall/ -- Anaren, Inc.
(Nasdaq: ANEN) announced today that its Board of Directors has authorized the repurchase of up to an additional 2 million shares of the Company's outstanding common stock. This authorization is in addition to the 852,500 shares remaining from the Board's previous authorization in November 2003. Anaren intends to repurchase shares from time to time by means of open market purchases and privately negotiated transactions at prevailing market prices. The number of shares purchased, if any, will be dependent upon market conditions. Anaren currently has 20,550,678 shares of common stock outstanding.

    During fiscal year 2004, Anaren repurchased 1,529,204 shares of the Company's common stock pursuant to the Board's previous authorizations.

    "This authorization to repurchase additional shares of stock reflects our continued confidence in the Company's growth potential and our commitment to enhancing shareholder value," said Anaren President and Chief Executive Officer, Lawrence A. Sala.


    Forward-Looking Statements

    The statements contained in this news release which are not historical information are "forward-looking statements." These, and other forward-looking statements, are subject to business and economic risks and uncertainties that could cause actual results to differ materially from those discussed. The risks and uncertainties described below are not the only risks and uncertainties facing our Company. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our business could be adversely affected, and the trading price of our common stock could decline, and you may lose all or part of your investment. Such known factors include, but are not limited to: the Company's ability to timely ramp up to meet some of our customers' increased demands; unanticipated delays and/or difficulties relocating the Company's Amitron subsidiary from North Andover, Massachusetts to Salem, New Hampshire; increased pricing pressure from our customers; decreased capital expenditures by wireless service providers; the possibility that the Company may be unable to successfully execute its business strategies or achieve its operating objectives, generate revenue growth or achieve profitability expectations; successfully securing new design wins from our OEM customers, reliance on a limited number of key component suppliers, unpredictable difficulties or delays in the development of new products; order cancellations or extended postponements including the new Wireless custom assembly placed into production during the third quarter; the risks associated with any technological shifts away from the Company's technologies and core competencies; unanticipated impairments of assets including investment values and goodwill; diversion of defense spending away from the Company's products and or technologies due to on-going military operations; and litigation involving antitrust, intellectual property, environmental, product warranty, product liability, and other issues. You are encouraged to review Anaren's 2004 Annual Report, Anaren's Form 10-K for the fiscal year ended June 30, 2004 and Anaren's Form 10-Q for the three months ended March 31, 2004 and exhibits to those Reports filed with the Securities and Exchange Commission to learn more about the various risks and uncertainties facing Anaren's business and their potential impact on Anaren's revenue, earnings and stock price. Unless required by law, Anaren disclaims any obligation to update or revise any forward-looking statement.


    Company Background

    Anaren designs, manufactures and sells complex microwave signal distribution networks and components for the wireless communications, satellite communications and defense electronics markets. For more information on Anaren's products, visit our Web site at http://www.anaren.com .



SOURCE  Anaren, Inc.
    -0-                             08/11/2004
    /CONTACT: Lawrence A. Sala, President/CEO, or Joseph E. Porcello, VP of Finance, both of Anaren, Inc., +1-315-432-8909/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20021022/NYTU197LOGO /
    /Web site:  http://www.anaren.com /
    (ANEN)

CO:  Anaren, Inc.
ST:  New York
IN:  CPR ECP NET TLS
SU: